EX‑35.12

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410 884 2000 Fax: 410 715 2380

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue

31st Floor

New York, New York 10179

Attention: Kunal K. Singh

RE:  Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the Grapevine Mills Whole Loan  (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014  (the “reporting period”):

(a)     A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)     To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 19, 2015

/s/ Brian Smith

Brian Smith

Vice President

To:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of September 1, 2014, by and J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., as Depositor WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, CWCAPITAL ASSET MANAGEMENT LLC, as Special Servicer,  WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and PENTALPHA SURVEILLANCE LLC, as Senior Trust Advisor relating to the series, JPM 2014-C23 Commercial Mortgage Pass-Through Certificates, relating to the Grapevine Mills Whole Loan, a  pari passu portion of which is included in the series JPM 2014-C25 Commercial Mortgage Pass-Through Certificates transaction

To:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable